Exhibit 99.1
EPAM Reports Results for First Quarter 2017

First quarter revenues of $324.7 million, up 22.7% year-over-year
GAAP Diluted EPS of $0.44 for the first quarter
Non-GAAP Diluted EPS of $0.72 for the first quarter

Newtown, PA — May 4, 2017 — EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of product development and software engineering solutions, today announced results for its first quarter ended March 31, 2017.

“Our first quarter results confirm our ability to successfully deliver business value to our customers around the world through our transformative technology solutions,” said Arkadiy Dobkin, CEO & President, EPAM.  “We continue to invest in our consultative capabilities and new, emerging technologies to constantly evolve our offerings and strengthen our position as a leader in digital business solutions.”

First Quarter 2017 Highlights

•	Revenues increased to $324.7 million, a year-over-year increase of $60.2 million, or 22.7%;

•	In constant currency, revenue was up 23.9% year-over-year;

•	GAAP income from operations was $31.0 million, an increase of $0.7 million or 2.1% compared to $30.3 million in the first quarter of 2016;

•	Non-GAAP income from operations was $49.3 million, an increase of $6.3 million, or 14.6%, compared to $43.0 million in the first quarter of 2016;

•	Diluted earnings per share (EPS) on a GAAP basis was $0.44, a decrease from $0.45 in the first quarter of 2016;

•	Non-GAAP diluted EPS was $0.72, an increase from $0.66 in the first quarter of 2016.

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Stronger than expected revenue performance in the first quarter was partially driven by favorable movements in exchange rates. Further, operating results in the quarter were impacted by several unanticipated items, including higher than expected stock-based compensation and a one-time expense, that adversely affected GAAP net income.

Cash Flow from Operations

•	Cash from operations was $31.2 million in the first quarter of 2017, up from $10.9 million in the first quarter of 2016;

•	Cash and cash equivalents totaled $398.4 million as of March 31, 2017, an increase of $36.4 million or 10.1% from $362.0 million as of December 31, 2016.
Other Metrics

•	Total headcount was 22,433 as of March 31, 2017, an increase of 14.9% from 19,517 as of March 31, 2016;

•	Total number of delivery professionals was 19,677 as of March 31, 2017, an increase of 14.7% from 17,151 as of March 31, 2016.

2017 Outlook - Full Year and Second Quarter
Full Year

•	Revenue growth for fiscal 2017 will be at least 21%, after factoring in an estimated 2% for currency headwinds, meaning expected constant currency growth will be at least 23%.

•	We expect GAAP income from operations to be in the range of 12% to 14% of revenue and non-GAAP income from operations to be in the range of 16% to 18% of revenue.

•	We expect our effective tax rate to be at least 19%. This reflects the adoption of the accounting pronouncement related to stock based compensation effective January 1st.

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We expect GAAP diluted EPS will be at least $2.45 for the full year, and non-GAAP diluted EPS will be at least $3.38 for the full year based on expected weighted average share count of 54.8 million fully diluted shares outstanding.

Second Quarter

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Revenues will be at least $340 million for the second quarter, reflecting a year-over-year growth rate of at least 20% after estimating 2% for currency headwinds, meaning expected constant currency growth will be at least 22%.

•	For the second quarter, we expect GAAP income from operations to be in the range of 11% to 12% of revenue and non-GAAP income from operations to be in the range of 16% to 17% of revenue.

•	We expect our effective tax rate to be at least 19%.

•
We expect GAAP diluted EPS will be at least $0.55 for the quarter, and non-GAAP diluted EPS will be at least $0.80 for the quarter based on an expected weighted average share count of 54.3 million fully diluted shares outstanding.

Conference Call Information
EPAM will host a conference call to discuss results on Thursday, May 4, 2017 at 8:00 a.m. Eastern Time. The live conference call will be available by dialing +1 (877) 407-0784 or +1 (201) 689-8560 (outside of the U.S.).  A webcast of the conference call can be accessed at the Investor Relations section of the Company's website at http://investors.epam.com. A replay will be available approximately one hour after the call by dialing +1 (844) 512-2921 or +1 (412) 317-6671 (outside of the U.S.) and entering the conference ID 13658163. The replay will be available until May 18, 2017.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM), has leveraged its core engineering expertise to become a leading global product development and digital platform engineering services company. Through its “Engineering DNA” and innovative strategy, consulting, and design capabilities, EPAM works in collaboration with its customers to deliver innovative solutions that turn complex business challenges into real business opportunities. EPAM’s global teams serve customers in over 25 countries across North America, Europe, Asia and Australia. EPAM is a recognized market leader among independent research agencies and was ranked #8 in FORBES 25 Fastest Growing Public Tech Companies, as a top information technology services company on FORTUNE’S 100 Fastest Growing Companies, and as a top UK Digital Design & Build Agency.
For more information, please visit http://www.epam.com/ and follow us on Twitter (@EPAMSYSTEMS) and LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-offs and recoveries, amortization of purchased intangible assets, goodwill impairment, legal settlements, foreign exchange gains and losses, acquisition-related costs, and the related effect on taxes. Management may also compare operating results on a basis of “constant currency”, which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared according to GAAP.
Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Senior Director, Investor Relations
Phone: +1-267-759-9000 x64588
Fax: +1-267-759-8989
investor_relations@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(US Dollars in thousands, except share and per share data)

	Three Months Ended March 31,
	2017	2016
Revenues	$324,651	$264,482
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	207,730	167,381
Selling, general and administrative expenses	78,453	61,494
Depreciation and amortization expenses	6,672	5,102
Other operating expenses, net	830	174
Income from operations	30,966	30,331
Interest and other income, net	584	1,211
Foreign exchange loss	(2,955)	(1,290)
Income before provision for income taxes	28,595	30,252
Provision for income taxes	4,954	6,353
Net income	$23,641	$23,899
Foreign currency translation adjustments	6,386	4,699
Comprehensive income	$30,027	$28,598

Net income per share:
Basic	$0.46	$0.48
Diluted	$0.44	$0.45
Shares used in calculation of net income per share:
Basic	50,958	49,714
Diluted	53,889	52,883

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(US Dollars in thousands, except share and per share data)

	As of March 31, 2017	As of December 31, 2016
Assets
Current assets
Cash and cash equivalents	$398,419	$362,025
Restricted cash	268	2,400
Time deposits	403	403
Accounts receivable, net of allowance of $1,241 and $1,434, respectively	176,686	199,982
Unbilled revenues	102,838	63,325
Prepaid and other current assets, net of allowance of $406 and $644, respectively	26,702	15,690
Employee loans, net of allowance of $0 and $0, respectively	2,694	2,726
Total current assets	708,010	646,551
Property and equipment, net	75,962	73,616
Restricted cash	245	239
Employee loans, net of allowance of $0 and $0, respectively	2,975	3,252
Intangible assets, net	49,668	51,260
Goodwill	110,291	109,289
Deferred tax assets	29,211	31,005
Other long-term assets, net of allowance of $138 and $132, respectively	10,625	10,599
Total assets	$986,987	$925,811

Liabilities
Current liabilities
Accounts payable	$3,256	$3,213
Accrued expenses and other liabilities	32,451	49,895
Due to employees	44,951	32,203
Deferred compensation due to employees	6,838	5,900
Taxes payable	35,395	25,008
Total current liabilities	122,891	116,219
Long-term debt	25,040	25,048
Other long-term liabilities	3,954	3,132
Total liabilities	151,885	144,399
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 51,683,500 and 51,117,422 shares issued, 51,663,765 and 51,097,687 shares outstanding at March 31, 2017 and December 31, 2016, respectively	51	50
Additional paid-in capital	396,829	374,907
Retained earnings	469,701	444,320
Treasury stock	(177)	(177)
Accumulated other comprehensive loss	(31,302)	(37,688)
Total stockholders’ equity	835,102	781,412
Total liabilities and stockholders’ equity	$986,987	$925,811

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(US Dollars in thousands, except percent and per share amounts)
(Unaudited)

	Three Months Ended March 31, 2017			Three Months Ended March 31, 2016
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$207,730	$(5,350)	$202,380	$167,381	$(3,644)	$163,737
Selling, general and administrative expenses(2)	$78,453	$(10,994)	$67,459	$61,494	$(7,320)	$54,174
Income from operations(3)	$30,966	$18,293	$49,259	$30,331	$12,657	$42,988
Operating margin	9.5%	5.7%	15.2%	11.5%	4.8%	16.3%
Net income(4)	$23,641	$15,281	$38,922	$23,899	$10,811	$34,710
Diluted earnings per share(5)	$0.44		$0.72	$0.45		$0.66

Items (1) through (4) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended March 31,
Notes:	2017	2016

Stock-based compensation expenses - non-acquisition related	$5,350	$3,644
Total adjustments to GAAP cost of revenues(1)	5,350	3,644
Stock-based compensation expenses - acquisition related	4,574	3,010
Stock-based compensation expenses - all other	5,852	4,310
Other acquisition-related expenses	568	—
Total adjustments to GAAP selling, general and administrative expenses(2)	10,994	7,320
Amortization of purchased intangible assets	1,949	1,693
Total adjustments to GAAP income from operations(3)	$18,293	$12,657
Foreign exchange loss	2,955	1,290
Tax effect on non-GAAP adjustments	(5,967)	(3,136)
Total adjustments to GAAP net income(4)	$15,281	$10,811

(5)	There were no adjustments to GAAP average diluted common shares outstanding during the three months ended March 31, 2017 and 2016.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Revenue Growth to Constant Currency Revenue Growth
(in percent)
(Unaudited)

Three Months Ended March 31, 2017
Revenue growth as reported	22.7%
Foreign exchange rates impact	1.2%
Revenue growth at constant currency(6)	23.9%

(6)	Constant currency revenue results are calculated by translating current period revenue in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Measures to Comparable GAAP Measures
(in percent, except per share amounts)
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of GAAP to Non-GAAP diluted earnings per share is presented in the table below:

	Second Quarter 2017	Full Year 2017
GAAP diluted earnings per share (at least)	$0.55	$2.45
Stock-based compensation expenses	0.26	1.01
Included in cost of revenues	0.10	0.41
Included in selling, general and administrative expenses	0.16	0.60
Amortization of purchased intangible assets	0.04	0.14
Foreign exchange loss	0.04	0.12
Tax effect on non-GAAP adjustments	(0.09)	(0.34)
Non-GAAP diluted earnings per share (at least)	$0.80	$3.38

Reconciliation of projected revenue growth in constant currency is presented in the table below:

	Second Quarter 2017	Full Year 2017
Revenue growth (at least)	20.0%	21.0%
Foreign exchange rates impact	2.0%	2.0%
Revenue growth at constant currency (at least)(7)	22.0%	23.0%

(7)
Constant currency revenue results are calculated by translating current period projected revenue in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.